SEVENTH AMENDMENT TO LEASE AGREEMENT

This Seventh Amendment to Lease Agreement (the "Seventh Amendment") dated as of March 1, 2011, by and between Teachers Insurance and Annuity Association of America, for the benefit of its Separate Real Estate Account, a New York corporation ("Landlord") successor in interest to Fairfax Boca 92, L.P., a Georgia limited partnership ("Fairfax") and Medical Staffing Network Healthcare, LLC, a Delaware limited liability company ("Tenant"), successor in interest to HNI Staffing, Inc. f/k/a Medical Staffing Network, Inc., a Delaware corporation ("MSN").

RECITALS

Fairfax and MSN entered into a Lease Agreement dated November 22, 1999 (the "Original Lease") concerning premises (the "Original Premises") consisting of 15,000 rentable square feet on the first floor of Pod E in the building (the "Building") known as 901 Yamato Road, Boca Raton, Florida 33431.

Fairfax and MSN entered into Lease Amendment #1 dated as of July 31, 2001 (the "First Amendment") pursuant to which, among other things, MSN leased an additional 10,749 rentable square feet on the first floor of Pod D of the Building (the "First Expansion Premises") and the Term was extended to December 31, 2008.

Fairfax and MSN entered into Lease Amendment #2 dated as of March 20, 2002 (the "Second Amendment") pursuant to which, among other things, MSN leased an additional 27,500 rentable square feet on the second floor of Pod D of the Building (the "Second Expansion Premises") and the First Expansion Premises was released, leaving 42,500 rentable square feet under lease.

Fairfax and MSN entered into Lease Amendment #3 dated as of May 14, 2002 (the "Third Amendment") pursuant to which, among other things, Landlord provided to MSN an allowance with respect to the Second Expansion Premises and the Term was extended to December 31, 2013.

Fairfax and MSN entered into Lease Amendment #4 dated as of December 13, 2002 (the "Fourth Amendment") pursuant to which, among other things, MSN leased an additional 7,000 rentable square feet on the first floor of Pod D of the Building (the "Third Expansion Premises") and an additional 2,175 rentable square feet on the first floor of Pod D of the Building (the "Fourth Expansion Premises") resulting in a total of 51,675 rentable square feet under lease.

Fairfax and MSN entered into Lease Amendment #5 dated as of February __, 2003 (the "Fifth Amendment") pursuant to which increases in Base Rent were to be measured by increases in the Consumer Price Index.

MSN assigned its interest in the Lease to Tenant as part of an asset sale agreement which was approved by a final non-appealable order of the United States Bankruptcy Court for the Southern District of Florida, West Palm Beach Division, in Case No. 10-29101-BKC-EPK. MSN

also confirmed the assignment of its interest in the Lease to Tenant pursuant to a Confirmation of Assignment and Assumption of Lease Agreement dated effective as of September 27, 2010.

Landlord and Tenant entered into a Sixth Amendment to Lease Agreement dated as of October 1, 2010 (the "Sixth Amendment" and, collectively with the Original Lease, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment and the Fifth Amendment, the "Lease") pursuant to which, among other things, the Premises were reduced by 16,675 rentable square feet (the "Sixth Amendment Released Premises") including an area of a stipulated 7,000 rentable square feet on the first floor of Pod D of the Building (herein called the "Expansion Premises"), leaving 35,000 rentable square feet under lease, and the Term was extended until December 31, 2015 (the "Expiration Date").

The Original Premises, the Second Expansion Premises, the Third Expansion Premises and the Fourth Expansion Premises, less the Sixth Amendment Released Premises, are collectively referred to herein as the "Current Premises" and consist of a total of 35,000 rentable square feet.

Subject to the terms of this Seventh Amendment, Tenant desires again to lease the Expansion Premises, as defined hereinabove which previously comprised a portion of the Sixth Amendment Released Premises and which are shown on the Floor Plan attached hereto as Exhibit "A" and made a part hereof and Landlord and Tenant desire to amend the Lease in accordance with the terms hereinafter set forth.

NOW, THEREFORE, in consideration of the terms, covenants and conditions as set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree that the Lease shall be amended as follows:

1. The foregoing recitals are true and correct and are incorporated herein by reference. Capitalized terms not specifically defined herein shall have the meanings ascribed to such terms in the Lease.

2. Effective as of March 1, 2011, the Expansion Premises are a part of the Premises and the rentable area of the Current Premises and the Expansion Premises are a total of 42,000 square feet, Exhibit "A" to the Original Lease is supplemented by Exhibit "A" attached hereto, and all references in the Lease and this Seventh Amendment to the "Premises" mean, collectively, the Current Premises and the Expansion Premises. Landlord has not yet completed "Landlord's Work", as defined in Section 6 of the Sixth Amendment and, accordingly, the Premises remain subject to "Re-measurement", as provided in Section 7 of the Sixth Amendment.

3. The Term shall expire with respect to both the Expansion Premises and the Current Premises at midnight on the Expiration Date, unless sooner terminated in accordance with the provisions of the Lease and this Seventh Amendment.

4. Base Rent and Operating Expenses for the Current Premises of 35,000 rentable square feet shall continue to be calculated and paid in accordance with the provisions of the Lease, plus applicable sales tax, through the Expiration Date. Effective as of March 1, 2011, Base Rent for the Expansion Premises of 7,000 rentable square feet shall be paid in the following amounts for

the respective periods set forth in the table below (i.e. at the same annual rates per rentable square foot as are applicable to the Current Premises), plus applicable sales tax, payable in accordance with the provisions of the Lease:

Period	Annual Base Rent	Monthly Base Rent	Base Rent Rate/Square Foot
3/1/2011 – 10/31/2011	$58,333.36*	$7,291.67	$12.50
11/1/2011 – 10/31/2012	$90,160.00	$7,513.33	$12.88
11/1/2012 – 10/31/2013	$92,890.00	$7,740.83	$13.27
11/1/2013 – 10/31/2014	$95,690.00	$7,974.17	$13.67
11/1/2014 – 10/31/2015	$98,560.00	$8,213.33	$14.08
11/1/2015 – 12/31/2015	$16,916.66**	$8,458.33	$14.50

*Reflects an eight (8) month period.

**Reflects a two (2) month period.

5. Effective as of March 1, 2011, the rentable area used as the numerator to calculate Tenant's "pro rata share" shall be increased to a total of 42,000 rentable square feet (i.e. the total rentable square feet of both the Current Premises and the Expansion Premises) and Tenant shall thereafter pay Tenant's pro rata share of Operating Expenses with respect to both the Current Premises and the Expansion Premises through the Expiration Date in accordance with the provisions of the Lease, as amended by this Seventh Amendment, plus applicable sales tax.

6. Tenant acknowledges that Landlord has made no representation or promise as to the condition of the Expansion Premises, nor shall Landlord be required to construct any improvement, alteration or addition to the Expansion Premises or the Current Premises. Tenant acknowledges that it has inspected the Expansion Premises and, as such, is thoroughly familiar with the condition thereof and accepts the same in its "AS IS" condition during the remainder of the Term.

7. Provided that (i) Tenant is not in default under any of the terms and conditions of the Lease, as amended by this Seventh Amendment, beyond any applicable notice and cure periods at the time of the "Termination Notice" referred to in clause (x) below and on the "Early Termination Date", as defined below, (ii) Tenant has not assigned the Lease, except in accordance with the provisions of the Lease, and (iii) Tenant provides notice of its election in a proper and timely manner in accordance herewith, Tenant shall have the one time option ("Cancellation Option") to terminate the Lease with respect only to the Expansion Premises as of December 31, 2012 (the "Early Termination Date"), provided (x) Tenant provides written notice (the "Termination Notice") to Landlord of Tenant's exercise of the Cancellation Option on or

prior to the date which is ninety (90) days prior to the Early Termination Date, and (y) at the time of delivery of the Termination Notice Tenant delivers to Landlord a cancellation fee in an amount equal to two (2) months of Base Rent and Additional Rent at the rate applicable on the Termination Date with respect to Base Rent and as reasonably determined by Landlord as to Additional Rent.

8. The provisions of Sections 9 and 14 of the Sixth Amendment concerning Tenant's Expansion Option and substitution of premises shall apply with respect to the Expansion Premises which shall be deemed to be a portion of the "Remaining Premises" as used in said Sections 9 and 14.

9. Landlord and Tenant each represents and warrants to the other that it neither consulted nor negotiated with any broker or finder with respect to this Seventh Amendment other than CB Richard Ellis ("CB") representing Landlord. CB will be compensated by Landlord in accordance with a separate agreement. Tenant agrees to indemnify, defend and save Landlord harmless from and against any claims for fees or commissions from anyone, other than CB, with whom Tenant has dealt in connection with this Seventh Amendment including, without limitation, any reasonable attorney's fees incurred by Landlord in connection with said claims.

10. RADON DISCLOSURE. In accordance with the requirements of Florida Statutes Section 404.056(5), the following notice is hereby given:

RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county health department.

11. Tenant hereby acknowledges that to the best of Tenant's knowledge no default exists on the part of Landlord with respect to any of its obligations under the Lease, as amended, nor has any event occurred which, with the giving of notice and passage of time, will constitute a default by Landlord under the Lease, as amended.

12. This Seventh Amendment may be executed in counterparts, each of which shall be deemed an original of this Seventh Amendment.

13. Except as specifically amended herein, the Lease remains in full force and effect and is hereby ratified by Landlord and Tenant. In the event of any conflict between the provisions of the Lease and this Seventh Amendment, the provisions of this Seventh Amendment shall be controlling.

14. Time is of the essence with respect to all of the obligations of Landlord and Tenant under the Lease, as amended by this Seventh Amendment.

[Signatures are on the following page.]

IN WITNESS WHEREOF, the parties have executed this Seventh Amendment as of the date first set forth above.

Witnesses:

Signature

Rebecca Buckingham

Printed Name

Signature

CLAUDIA S LANGLEY

Printed Name

Landlord

Teachers Insurance and Annuity Association of America, for the benefit of its Separate Real Estate Account, a New York corporation

By: ____________________

Its: Asst. Secretary

Signature

Amy Reed

Printed Name

Signature

MEL SPARACINO

Printed Name

Tenant

Medical Staffing Network Healthcare, LLC, a Delaware limited liability company

By: ____________________

Its: CAO

EXHIBIT "A"

FLOOR PLAN SHOWING THE EXPANSION PREMISES


FIRST FLOOR POD-D
PREMISES
SUITE 120
SUITE 110
Fire Alarm Drawings For:
901 YAMATO NORTH 40
BOCA RATON, FLORIDA
MAP-2

NOTE: This floor plan is being used solely for the purpose of identifying the approximate location of the Expansion Premises.